EXHIBIT 10.12

      THIS AMENDMENT OF EXHIBITS TO THE MASTER SERVICE AGREEMENT MADE EFFECTIVE AS OF JUNE 28, 1999

By:

THE TORONTO-DOMINION BANK, (a Canadian chartered bank), (hereinafter referred to as “TD Bank”)

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TD WATERHOUSE GROUP, INC., a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as the “Company”).

WHEREAS TD Bank on its own behalf and on behalf of members of its Group and the Company on its own behalf and on behalf of members of its Group have entered into a Master Services Agreement executed on June 28, 1999 (the “Agreement”);

AND WHEREAS, pursuant to and in accordance with Section 7.10 of the Agreement, TD Bank on its own behalf and on behalf of members of its Group and the Company on its own behalf and on behalf of members of its Group wish to amend certain Exhibits to the Agreement;

NOW THEREFORE THIS ACKNOWLEDGMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties have agreed as follows:

1.	Definitions. All terms which are defined in the Agreement and used but not otherwise defined herein shall have the same meaning herein as in the Agreement unless the context requires otherwise.

2.	Article, Section, Exhibit and Schedule References. Except as otherwise expressly provided, a reference in this Amendment to an “Article”, “section”, “subsection”, “paragraph”, “Exhibit” or “Schedule” is a reference to an article, section, subsection, paragraph, exhibit or schedule of or to the Agreement.

3.	Amendment. Section 1(b) of Schedule B.1 —TD Waterhouse Group, Inc. Marketing and Support Services to Waterhouse National Bank of Exhibit B is replaced by the following:

“Provide asset management services to Waterhouse National Bank;”.

4.	Amendment. Section 2(b) of Schedule B.1 —TD Waterhouse Group, Inc. Marketing and Support Services to Waterhouse National Bank of Exhibit B is replaced by the following:

“As consideration for the provision of asset management services to Waterhouse National Bank, Waterhouse National Bank shall pay to TD

Waterhouse Group, Inc., on a quarterly basis in arrears, a fee equal to .05% of investment securities and federal funds held by Waterhouse National Bank. The fee shall be computed by determining the average aggregate daily net assets during the period.”

An amended and restated Schedule B.1 is attached.

5.	Amendment. In Section 1 of Schedule B.4 —Waterhouse National Bank Services to TD Waterhouse Group, Inc. of Exhibit B, the word “credit” is replaced with the word “debit”.

An amended and restated Schedule B.4 is attached.

6.	General. All other terms and provisions of the Agreement shall apply to this Amendment, unless the context otherwise may require.

7.	Master Service Agreement Confirmed. Except as specifically amended or varied by the terms of this Amendment, each and every of the terms and provisions of the Master Service Agreement, including its Exhibits and Schedules, is hereby renewed and confirmed as of the date of this Amendment and the Master Service Agreement and this Amendment shall be read and construed as one and the same document.

EXECUTED on “July 8th” , 1999.

THE TORONTO-DOMINION BANK

Per:	“Colm Freyne”

TD WATERHOUSE GROUP, INC.

Per:	“Christopher A. Montague”

SCHEDULE B.1 —TD WATERHOUSE GROUP, INC. MARKETING AND
SUPPORT SERVICES TO WATERHOUSE NATIONAL BANK
(as amended)

1.	TD Waterhouse Group, Inc. agrees that it will on behalf of Waterhouse National Bank:

(a)	Provide marketing, support and asset management services for the Waterhouse National Bank FDIC-insured money market account available to customers of TD Waterhouse Group, Inc.

(b)	Provide asset management services to Waterhouse National Bank;

(c)	Provide marketing and support services for Waterhouse National Bank products including, without limitation, chequing accounts, lines of credit and mortgage services.

(d)	Provide legal services to Waterhouse National Bank, including retention and management of outside counsel as appropriate.

(e)	Provide management oversight and executive support of Waterhouse National Bank compliance functions.

(f)	Provide such other services as Waterhouse National Bank may from time to time request.

2.	Compensation:

(a)	As consideration for the provision of marketing, support and asset management services for the Waterhouse National Bank FDIC-insured money market account, Waterhouse National Bank shall pay to TD Waterhouse Group, Inc., on a quarterly basis in arrears, a fee equal to .65%. The fee shall be computed by determining the average aggregate daily net assets of the account held for TD Waterhouse Group, Inc. customers during the period.

(b)	As consideration for the provision of asset management services to Waterhouse National Bank, Waterhouse National Bank shall pay to TD Waterhouse Group, Inc., on a quarterly basis in arrears, a fee equal to .05% of investment securities and federal funds held by Waterhouse National Bank. The fee shall be computed by determining the average aggregate daily net assets during the period.

(c)	As consideration for the other enumerated services, Waterhouse National Bank shall reimburse TD Waterhouse Group, Inc. its actual costs incurred in the provision of such services, as documented by periodic statements to be provided by TD Waterhouse Group, Inc. to Waterhouse National Bank. The periodic statements shall show the lower of the actual costs incurred by TD Waterhouse Group, Inc. or the price for the same service from an unaffiliated third party.

SCHEDULE B.4 —WATERHOUSE NATIONAL BANK SERVICES TO TD WATERHOUSE GROUP, INC.
(as amended)

1.	Waterhouse National Bank agrees that it will on behalf of TD Waterhouse Group, Inc. provide certain check and debit card processing services in connection with various bank products and services available to customers of TD Waterhouse Group, Inc.

2.	Compensation

      TD Waterhouse Group, Inc. shall reimburse Waterhouse National Bank its actual costs incurred in the provision of such services, as documented by periodic statements to be provided by Waterhouse National Bank to TD Waterhouse Group, Inc. The periodic statements shall show the lower of the actual costs incurred by Waterhouse National Bank or the price for the same service from an unaffiliated third party.

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